Exhibit 10.1

First Amendment to EXECUTIVE EMPLOYMENT Agreement

This First Amendment to EXECUTIVE EMPLOYMENT Agreement (this “Amendment”), effective as of March 19, 2015 (the “Effective Date”), is made and entered into by and between Snap Interactive, Inc., a Delaware corporation (the “Company”), and Alexander Harrington (“Executive”) for purposes of amending that certain Executive Employment Agreement, dated as of February 28, 2014, by and between the Company and Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, Section 12(j) of the Agreement provides that the Agreement can only be amended by a writing signed by the parties thereto; and

WHEREAS, the Company and Executive desire to amend the Agreement to increase Executive’s Base Salary, establish Executive’s Annual Incentive Bonus for 2015, and make certain other clarifying changes.

NOW, THEREFORE, pursuant to Section 12(j) of the Agreement, in consideration of the mutual promises, conditions, and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree to amend the Agreement as follows, effective as of the Effective Date:

1.                  Section 5(a) of the Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5(a):

      (a)                    Base Salary. Executive shall receive an annualized base salary (“Base Salary”) of Two Hundred Sixty-Five Thousand Dollars (US $265,000.00), commencing as of the Effective Date and prorated for any partial years of employment. Additionally, the Company will review Executive’s Base Salary at least annually during the Employment Period, and, in the sole discretion of the Board, may increase (but not decrease) such Base Salary from time to time, but shall not be obligated to effectuate such an increase. Executive’s compensation shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the Company’s normal payroll procedures.

2.                  Sections 5(b)(ii) and 5(b)(iii) of the Agreement are hereby amended by deleting said sections in their entirety and substituting in lieu thereof the following new Sections 5(b)(ii) and 5(b)(iii):

(ii)           for the 2015 calendar year, Executive shall be eligible to receive an additional, annual incentive bonus (the “Annual Incentive Bonus”) of One Hundred Forty-Five Thousand Dollars (US $145,000) as follows:

(A)              fifty percent (50%) of the Annual Incentive Bonus shall be paid to Executive, provided Executive is employed by the Company on the date the Annual Incentive Bonus is paid; and

(B)              fifty percent (50%) of the Annual Incentive Bonus shall be paid to Executive if the aggregate sum of the cash flow from the Company’s operating activities for the period beginning on July 1, 2015 and ending on December 31, 2015 equals or exceeds Six Hundred Thousand Dollars (US $600,000), provided Executive is employed by the Company on the date the Annual Incentive Bonus is paid.

The Annual Incentive Bonus for the 2015 calendar year shall be paid during the annual review period (generally January or February) in 2016, provided Executive is employed by the Company on such payment date.

(iii)         Annual incentive bonuses awarded to Executive for subsequent calendar years shall be determined by the Board, based on criteria to be established jointly by the Board and Executive. Each such annual incentive bonus shall be payable during the annual review period (generally January or February) in the calendar year following the calendar year to which the annual incentive bonus relates, provided Executive is employed by the Company on such payment date.

3.                  Section 10(b) of the Agreement is hereby amended by adding the following new sentence to the end of the first paragraph of said Section as follows:

Notwithstanding the foregoing, in the event the time period for Executive to execute and return the release of claims described in subparagraph (d) of this Section, and any applicable revocation period, spans more than one taxable year, the monthly installment payments shall not commence before the Company’s first regular payroll date in the second taxable year.

4.                  Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company and Executive have executed, or caused to be executed, this Amendment to be effective as of the Effective Date.

SNAP INTERACTIVE, INC.

By:	/s/ Clifford Lerner
Name: Clifford Lerner Title: President and Chief Executive Officer

EXECUTIVE

/s/ Alexander Harrington
Alexander Harrington